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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

                                                    State or Other
                                                    Jurisdiction of        Percentage
Parent                                              Incorporation          Ownership
------                                              -------------          ---------
CFS Bancshares, Inc.                                Delaware               N/A


Subsidiary (1)
----------

Citizens Federal Savings Bank                       United States          100%


Subsidiaries of Citizens Federal Savings Bank (1)
---------------------------------------------

Citizens Service Corporation                        Alabama                100%
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_________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to
    Stockholders attached hereto as Exhibit 13.